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                                                                    EXHIBIT 3.16

                                     BY-LAWS

                                       OF

                                MEGA MARTS, INC.

                               ARTICLE I. OFFICES

         SECTION 1.1. Principal Office. The principal office of the corporation in the State of Wisconsin shall be located in the City of Oak Creek, County of Milwaukee. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         SECTION 1.2. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

                       ARTICLE II. SHAREHOLDERS' MEETINGS

         SECTION 2.1. Annual Meeting. The annual meeting of the shareholders shall be held within 75 days after the close of the fiscal year and at such time and place as the Chairman of the Board shall direct, and if he does not act, as the Directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         SECTION 2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the Board of Directors, and shall be called by the Chairman of the Board at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

         SECTION 2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting, or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

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         SECTION 2.4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation with postage thereon prepaid.

         SECTION 2.5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten days nor more than fifty days prior to the date of the proposed meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         SECTION 2.6. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Though less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting according to the original notice thereof. Any meeting at which the holders of all of the outstanding shares are present in person or represented by proxy, or at which the holders of all of the outstanding stock have waived notice shall be deemed a properly constituted meeting of the shareholders.

         SECTION 2.7. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 2.8. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Shares standing in the name of another corporation may be voted by any officer of such corporation, or any proxy appointed by any such officer of such corporation, in the absence of express notice to this corporation, given in writing to the Secretary of the corporation in connection with the particular meeting, that such officer has no authority to vote such shares. Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a

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transfer of such shares into his name, provided that there is filed with the
Secretary before or at the time of the meeting proper evidence of his incumbency and the number of shares held by him. Shares standing in the name of a fiduciary may be voted by him in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act in the absence of express notice to this corporation, given in writing to the Secretary, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

         SECTION 2.9. Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder or the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice.

         SECTION 2.10. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III. BOARD OF DIRECTORS

         SECTION 3.1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         SECTION 3.2. Tenure and Qualifications. The number of directors of the corporation shall be five (5). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected except as they may be subject to removal as provided in Section 9 of this Article. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

         SECTION 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or of the Secretary or of any two directors. The person or persons calling such meeting may fix any time or place for holding any special meeting of the Board of Directors called by them.

         SECTION 3.5. Notice. Notice of any special meeting shall be given at least forty-eight hours previously thereto by oral notice or written notice delivered personally or mailed to each director at his last known address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when given to the telegraph company. Whenever any notice whatever is required to be given to any director of the

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corporation under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting and objects thereto to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.6. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 3.7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by these by-laws or by-law.

         SECTION 3.8. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, and any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors, provided, however, that if at any time less than a majority of the directors holding office at that time were elected by the shareholders a special meeting of the shareholders shall be held promptly and in any event within sixty days thereafter for purposes of filling any existing vacancies in the Board of Directors.

         SECTION 3.9. Removal of Directors. Any director may be removed from office, with or without cause, at any time, and another person may be elected to his place to serve for the remainder of his term, at any special meeting of the shareholders called for such purpose, by vote of a majority of all the shares of stock of the corporation then outstanding and entitled to vote at such meeting. In the event that any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided in
Section 8, above.

         SECTION 3.10. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

         SECTION 3.11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors of a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the

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adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 3.12. Informal Action by Board of Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

         SECTION 3.13. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by
Section 2 of this Article III may designate one or more committees, each committee to consist of three (3) or more directors elected by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

                              ARTICLE IV. OFFICERS

         SECTION 4.1. Principal Officers. The principal officers of the corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

         SECTION 4.2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 4.3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

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     SECTION 4.4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 4.5. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders, of the Board of Directors, and of the executive committee of the Board of Directors. He may sign, with the President or the Treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed or which are necessary or proper to be executed in the course of the Corporation's regular business, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws or some other law to be otherwise signed or executed, and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 4.6. President. The President shall be the chief operating officer of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders, of the Board, preside at all meetings of the stockholders, of the Board of Directors and of the executive Committee of the Board of Directors. During the absence or disability of the Chairman of the Board he shall exercise the functions of the chief executive officer of the Corporation. He may sign, with the Chairman of the Board or the Treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed or which are necessary or proper to be executed in the course of the Corporation's regular business, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws or some other law to be otherwise signed or executed, and in general shall perform all such other duties as are incident to his office or are properly required by him by the Board of Directors or the Chairman of the Board. He shall have the authority, subject to such rules, directions or orders, as may be prescribed by the Chairman of the Board or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the Corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

     SECTION 4.7. Vice President. In the absence of the Chairman of the Board and President, in the event of their death or inability to act, the Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President or Vice Presidents, as the case may be, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 4.8. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that

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all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

     SECTION 4.9. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive arid give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws; (c) sign, with the Chairman of the Board or the President or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed or which are necessary or proper to be executed in the course of the Corporation's regular business, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws or some other law to be otherwise signed or executed; and (d) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

     SECTION 4.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

             ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 5.1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 5.2. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the

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rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

               ARTICLE VI. OFFICERS AND DIRECTORS; LIABILITY AND
                 INDEMNIFICATION; TRANSACTIONS WITH CORPORATION

     SECTION 6.1. Liability of Directors and Officers. No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation, or of any other corporation which he serves as a director or officer at the request of the corporation, in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or
(b) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

     SECTION 6.2. Indemnification of Officers and Directors.

     (a) The corporation shall indemnify any person who was or is a party or threatened to be made a party or otherwise subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether brought or conducted by or in the right of the corporation or by any other person, corporation, plan or entity), by reason of or relating to any actual or alleged act or failure to act or neglect or breach of duty by him, including but not limited to any act or failure to act alleged or determined to have been negligent, or to have violated the Employee Retirement Income Security Act of 1974, as a director, officer, employee or agent of the corporation, or as a director, officer, employee or agent of another corporation, partnership, joint venture, plan, trust or other enterprise while serving at the request of the corporation, against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; except, that, no indemnification shall be provided (1) in connection with any claim, issue or matter as to which a judgment or other final adjudication thereof shall establish that acts of active and deliberate dishonesty committed by any such person with actual dishonest purpose and intent were material to the cause of action so adjudicated, or that the person involved received an improper personal benefit, or (2) in respect of any amount of any claim arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or (3) in respect of any expense incurred by him in his assertion of any claim against any person. The termination of any action, suit or proceeding by judgment, order, conviction, settlement or upon plea of no contest or its equivalent shall not, of itself, preclude indemnification under this provision.

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     (b) Any indemnification under paragraph (a) of this Article shall be made unless the corporation shall determine that the director, officer, employee or agent has not met in whole or in part the relevant standards of conduct established in paragraph (a) of this Article. Such determination shall be made:

           (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who are not parties to such action, suit or proceeding; or

           (ii) If such a quorum is not obtainable, or even if obtainable a quorum of such directors so directs, pursuant to a written opinion that such standards have not been met by the corporation's principal legal counsel as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved, or in the event for any reason such counsel is unwilling to serve, legal counsel mutually acceptable to the corporation and the person seeking indemnification; or

           (iii) By the Board of Directors by a majority vote of a quorum consisting of current directors who were not parties to such action, suit or proceeding; or

           (iv)  By the shareholders.

     (c) The corporation may, but shall not be required to, supplement the right of indemnification under this Article by any lawful means, including without limitation by reason of enumeration, (i) the purchase of insurance on behalf of any one or more of such persons, whether or not the corporation would be obligated to indemnify such person under paragraph (a) of this Article or otherwise, and (ii) individual or group indemnification agreements with any one or more of such persons.

     (d) Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of a written agreement by or on behalf of the director, officer, employer or agent to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as to such amounts. No security shall be required for such undertaking. Notwithstanding the foregoing, the corporation may refrain from or suspend payment of expenses in advance if at any time before the final determination described in paragraph (b), the Board or legal counsel, as the case may be, acting in accordance with the procedures of paragraph (b), determine by a preponderance of the evidence then available that the officer, director or employee has not met the relevant standards of conduct set forth in paragraph (a).

     (e) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under Section 180.05 of the Wisconsin Statutes (or any successor provision) or otherwise by applicable law, or under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue

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as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) This section may be amended only by a vote of not less than two-thirds of the corporation's outstanding capital stock.

     (h) This section shall be deemed to be a contract between the corporation and each previous, current or future director, officer, employee or agent. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings, commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this section shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding which is based in any material respect on any alleged action or failure to act which occurred before such amendment, modification or repeal.

     (i) As used in this Article, (1) the terms "director," "officer" and "employee" shall include the estate or personal representative of any such person; (2) a person shall be considered to be serving an employee benefit plan as a director, officer or employee of the plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or, in connection with the plan, to participants in or beneficiaries of the plan.

     (j) Notwithstanding any provisions of this Article to the contrary, indemnification shall not be provided to the extent payment thereof is prohibited by applicable law.

     SECTION 6.3. Transactions with the Corporation. The Board of Directors may from time to time authorize transactions by officers, directors and employees with the corporation, and may authorize lending money and granting credit of the corporation to or for the use of such officers, directors and employees, provided that the directors who vote for or assent to the making of a loan to an officer or director of the corporation shall be jointly and severally liable to the corporation for the amount of such loan until the repayment thereof, unless such directors shall sustain the burden of proof that such loan was made for a proper business purpose.

     Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless,

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authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                            ARTICLE VII. AMENDMENTS

     SECTION 7.1. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

     SECTION 7.2. By Directors. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-laws adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

     SECTION 7.3. Implied Amendments. Any action taken or authorized by the shareholders by the affirmative vote of the holders of the majority of the shares entitled to vote thereon or by the Board of Directors by affirmative vote of a majority of the directors, shall be given the same effect as though the by-laws had been temporarily amended so far as is necessary to permit the specific action so taken or authorized.

                          ARTICLE VIII. MISCELLANEOUS

     SECTION 8.1. Repayment. Any payments made to an officer or other employee of the corporation, including but not limited to, salary, bonus, interest, rent or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, or any fringe benefit which shall be treated as a taxable dividend by the Internal Revenue Service, shall be reimbursed by such individual to the corporation to the full extent of such disallowance or dividend treatment. It shall be the duty of the Board of Directors to enforce payment of each amount. In lieu of payment by the individual, the Board of Directors may withhold from the future compensation payments due to the individual any sums until the amount owed to the corporation has been recovered.

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